Exhibit 99.1

Contact:	Investor Relations
Irelations@buckeye.com
(800) 422-2825
BUCKEYE PARTNERS, L.P. REPORTS IMPROVED THIRD-QUARTER RESULTS;
INCREASES QUARTERLY CASH DISTRIBUTION
HOUSTON, November 8, 2010 — Buckeye Partners, L.P. (“Buckeye”) (NYSE: BPL) today reported net income attributable to Buckeye’s unitholders for the third quarter of 2010 of $61.2 million, or $0.93 per limited partner (“LP”) unit, compared to $57.9 million, or $0.89 per LP unit, for the third quarter of 2009.
Buckeye’s Adjusted EBITDA (as defined below) for the third quarter of 2010 increased 7.3 percent to $102.1 million from Adjusted EBITDA of $95.2 million in the third quarter of 2009. Third quarter operating income was $81.6 million, compared to $76.0 million in the prior year period.
Buckeye also announced today that its general partner, Buckeye GP LLC, declared a cash distribution of $0.975 per LP unit for the quarter ended September 30th. The distribution will be payable on November 30, 2010, to unitholders of record on November 15, 2010. This cash distribution is the 26th consecutive increase in the quarterly cash distribution and represents a 5.4 percent increase over the $0.925 per LP unit distribution declared for the third quarter of 2009. Buckeye has paid cash distributions in each quarter since its formation in 1986.
“Our third quarter financial performance demonstrated the strength of our asset portfolio and the soundness of our strategy,” said Forrest E. Wylie, Chairman and CEO of Buckeye’s general partner. “Organic growth and successful acquisitions enabled our Terminalling & Storage segment again to increase its contribution to Adjusted EBITDA. Our Pipeline Operations segment also contributed to Adjusted EBITDA growth, and experienced year-over-year volume growth for the first time since the second quarter of 2007.
“The increase in our pipeline transportation volumes is a sign of improving economic conditions,” Wylie said. “Because of effective execution of our best practices initiatives and strategic acquisitions, we are well positioned to take advantage of a strengthening economy.”
Buckeye also continued to pursue opportunities to expand its geographic and product diversification through two strategic acquisitions.
“Our recent agreement to purchase a refined petroleum products terminal in Puerto Rico will add approximately 4.6 million barrels of gasoline, jet fuel, diesel, fuel oil, and crude storage capacity to our system,” Wylie said. “As our first acquisition outside the Continental United States, it will provide access to a strong local market and create regional growth opportunities. We also just completed the acquisition of a refined petroleum products terminal strategically located between the Lafayette and Alexandria, Louisiana, markets.”
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Buckeye Partners, L.P. — 2010 Third Quarter Earnings	Page 2
Wylie also provided an update on the proposed merger between Buckeye and Buckeye GP Holdings L.P. (NYSE: BGH) (“BGH”). “We are on track to close the merger transaction in the fourth quarter of this year. Based on the proxies received to date, the proposed merger has the overwhelming support of the Buckeye and BGH unitholders,” Wylie said.
“The merger is an important step in our growth. By eliminating the incentive distribution rights Buckeye currently pays to BGH, our cost of capital will be reduced, allowing us to be even more competitive in our pursuit of acquisitions and organic growth projects, which increases the opportunity to accelerate distribution growth. Because the merger is important for the future of Buckeye, we ask that Buckeye and BGH unitholders take the time to vote.”
The special meetings of Buckeye and BGH unitholders are each scheduled for next week, November 16.
Buckeye will host a conference call with members of executive management today, November 8 at 11:00 a.m. Eastern Time. To access the live Webcast of the call, go to http://www.visualwebcaster.com/event.asp?id=73468 10 minutes prior to its start. Interested parties may participate in the call by dialing 877-440-9795. A replay will be archived and available at this link until December 8, 2010, and the replay may also be accessed by dialing 800-408-3053 and entering passcode 3238685.
Buckeye (www.buckeye.com) is a publicly traded partnership that owns and operates one of the largest independent refined petroleum products pipeline systems in the United States in terms of volumes delivered, with approximately 5,400 miles of pipeline. Buckeye also owns 68 refined petroleum products terminals, operates and maintains approximately 2,400 miles of pipeline under agreements with major oil and chemical companies, owns a major natural gas storage facility in northern California, and markets refined petroleum products in certain of the geographic areas served by its pipeline and terminal operations. The general partner of Buckeye is owned by BGH.
* * * * *
EBITDA, a measure not defined under U.S. generally accepted accounting principles (“GAAP”), is defined by Buckeye as net income attributable to Buckeye’s unitholders before interest and debt expense, income taxes, and depreciation and amortization. The EBITDA measure eliminates the significant level of non-cash depreciation and amortization expense that results from the capital-intensive nature of Buckeye’s businesses and from intangible assets recognized in business combinations. In addition, EBITDA is unaffected by Buckeye’s capital structure due to the elimination of interest and debt expense and income taxes. Adjusted EBITDA, which also is a non-GAAP measure, is defined by Buckeye as EBITDA plus: (i) non-cash deferred lease expense, which is the difference between the estimated annual land lease expense for Buckeye’s natural gas storage facility in the Natural Gas Storage segment to be recorded under GAAP and the actual cash to be paid for such annual land lease, and (ii) non-cash unit-based compensation expense. In addition, Buckeye has excluded the $72.5 million of impairment expense related to the approximately 350-mile natural gas liquids pipeline from Wattenberg, Colorado, to Bushton, Kansas, that Buckeye sold in January 2010 (the “Buckeye NGL Pipeline”) and the $29.1 million of expense for organizational restructuring from Adjusted EBITDA for the 2009 periods in order to evaluate our results of operations on a comparative basis over multiple periods. The schedules to this press release include net income allocated to Buckeye’s limited partners (before special charges), which is a non-GAAP measure

Buckeye Partners, L.P. — 2010 Third Quarter Earnings	Page 3
derived by excluding from net income allocated to Buckeye’s limited partners items recognizing the Buckeye NGL Pipeline impairment expense and expenses related to an organizational restructuring, and operating income before special charges, which is a non-GAAP measure derived by excluding from operating income items recognizing the Buckeye NGL Pipeline impairment expense and expenses related to an organizational restructuring. EBITDA, Adjusted EBITDA, net income allocated to Buckeye’s limited partners (before special charges), and operating income before special charges should not be considered alternatives to net income, operating income, cash flow from operations, or any other measure of financial performance presented in accordance with GAAP.
The EBITDA and Adjusted EBITDA data presented may not be directly comparable to similarly titled measures at other companies because EBITDA and Adjusted EBITDA exclude some items that affect net income attributable to Buckeye’s unitholders, and these measures may be defined differently by other companies. Management of Buckeye uses Adjusted EBITDA to evaluate the consolidated operating performance and the operating performance of the business segments and to allocate resources and capital to the business. In addition, Buckeye’s management uses Adjusted EBITDA as a performance measure to evaluate the viability of proposed projects and to determine overall rates of return on alternative investment opportunities. Buckeye’s management believes net income allocated to Buckeye’s limited partners (before special charges) and operating income before special charges are useful measures for investors because they allow comparison of Buckeye’s core operations from period to period.
Distributable cash flow, which is a financial measure included in the schedules to this press release, is another measure not defined under GAAP. Distributable cash flow is defined by Buckeye as net income attributable to Buckeye’s unitholders, plus depreciation and amortization expense, deferred lease expense for Buckeye’s Natural Gas Storage segment, unit-based compensation expense and the senior administrative charge (all of which are non-cash expense items) and minus maintenance capital expenditures. Buckeye’s management believes that distributable cash flow is useful to investors because it removes non-cash items from net income and provides a clearer picture of Buckeye’s cash available for distribution to its unitholders.
Buckeye believes that investors benefit from having access to the same financial measures used by Buckeye’s management. Further, Buckeye believes that these measures are useful to investors because they are one of the bases for comparing Buckeye’s operating performance with that of other companies with similar operations, although Buckeye’s measures may not be directly comparable to similar measures used by other companies. Please see the attached reconciliations of each of EBITDA, Adjusted EBITDA, net income allocated to Buckeye’s limited partners (before special charges), operating income before special charges and distributable cash flow to net income attributable to Buckeye’s unitholders.
* * * * *
This press release includes forward-looking statements that we believe to be reasonable as of today’s date. Such statements are identified by use of the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “projects,” “should,” and similar expressions. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and that may be beyond our control. Among them are (1) changes in laws or regulations to which we are subject, including those that permit the treatment of us as a partnership for federal income tax purposes, (2) terrorism, adverse weather conditions, environmental releases, and natural disasters, (3) changes in the marketplace for our products or services, such as increased competition, better energy efficiency, or

Buckeye Partners, L.P. — 2010 Third Quarter Earnings	Page 4
general reductions in demand, (4) adverse regional or national economic conditions or adverse capital market conditions, (5) shutdowns or interruptions at the source points for the products we transport, store, or sell, (6) unanticipated capital expenditures in connection with the construction, repair, or replacement of our assets, (7) volatility in the price of refined petroleum products and the value of natural gas storage services, (8) nonpayment or nonperformance by our customers, (9) our ability to realize efficiencies expected to result from our previously announced reorganization, and (10) our ability to integrate acquired assets with our existing assets and to realize anticipated cost savings and other efficiencies. You should read our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2009 and our most recently filed Quarterly Report on Form 10-Q, for a more extensive list of factors that could affect results. We undertake no obligation to revise our forward-looking statements to reflect events or circumstances occurring after today’s date.
Buckeye and BGH have filed a joint proxy statement/prospectus and other documents with the SEC in relation to their proposed merger. Investors are urged to read these documents carefully because they contain important information regarding Buckeye, BGH, and the transaction. A definitive joint proxy statement/prospectus and joint proxy statement/prospectus supplement have been sent to unitholders of Buckeye and BGH seeking their approvals as contemplated by the merger agreement in connection with the merger. Investors may obtain a free copy of the joint proxy statement/prospectus, the joint proxy statement/prospectus supplement, and other documents containing information about Buckeye and BGH, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus, the joint proxy statement/prospectus supplement, and the SEC filings incorporated by reference in those documents may also be obtained free of charge by contacting Investor Relations at (800) 422-2825, or by accessing www.buckeye.com or www.buckeyegp.com.
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Buckeye Partners, L.P. — 2010 Third Quarter Earnings	Page 5
BUCKEYE PARTNERS, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per unit amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue:
Product sales	$564,044	$258,188	$1,633,958	$728,744
Transportation and other services	170,813	165,256	499,349	462,760

Total revenue	734,857	423,444	2,133,307	1,191,504

Costs and expenses:
Cost of product sales and natural gas storage services	560,248	258,507	1,628,630	702,623
Operating expenses	67,287	65,537	200,556	207,639
Depreciation and amortization	16,177	14,253	47,607	43,408
Asset impairment expense	—	—	—	72,540
General and administrative	9,549	8,186	30,059	24,625
Reorganization expense	—	996	—	29,109

Total costs and expenses	653,261	347,479	1,906,852	1,079,944

Operating income	81,596	75,965	226,455	111,560

Other income (expense):
Earnings from equity investments	3,391	3,807	8,807	9,031
Interest and debt expense	(22,014)	(20,543)	(64,825)	(53,780)
Other income	140	364	379	631

Total other expense	(18,483)	(16,372)	(55,639)	(44,118)

Net income	63,113	59,593	170,816	67,442
Less: Net income attributable to noncontrolling interests	(1,950)	(1,704)	(5,533)	(4,164)

Net income attributable to Buckeye Partners, L.P.	$61,163	$57,889	$165,283	$63,278

Allocation of net income attributable to Buckeye Partners, L.P.:
Net income allocated to general partner	$13,113	$12,242	$38,405	$35,363

Net income allocated to limited partners	$48,050	$45,647	$126,878	$27,915

Earnings per Limited Partner Unit:
Basic	$0.93	$0.89	$2.45	$0.55

Diluted	$0.93	$0.89	$2.45	$0.55

Weighted average number of limited partner units outstanding:
Basic	51,541	51,374	51,508	50,351

Diluted	51,541	51,538	51,508	50,516

Buckeye Partners, L.P. — 2010 Third Quarter Earnings	Page 6
BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
(In thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Revenue:
Pipeline Operations	$103,621	$96,714	$299,497	$294,084
Terminalling & Storage	41,900	34,036	125,039	94,108
Natural Gas Storage	21,663	28,576	68,318	60,325
Energy Services	566,804	258,407	1,636,955	728,563
Development & Logistics	9,082	7,516	27,382	25,446
Intersegment eliminations	(8,213)	(1,805)	(23,884)	(11,022)

Total revenue	$734,857	$423,444	$2,133,307	$1,191,504

Operating income:
Pipeline Operations	$49,947	$42,466	$141,312	$37,349
Terminalling & Storage	24,055	17,539	71,753	39,573
Natural Gas Storage	2,914	7,659	9,891	19,691
Energy Services	2,960	5,703	(274)	10,635
Development & Logistics	1,720	2,598	3,773	4,312

Total operating income	$81,596	$75,965	$226,455	$111,560

Total costs and expenses: (1)
Pipeline Operations	$53,675	$54,248	$158,186	$256,735
Terminalling & Storage	17,845	16,497	53,286	54,535
Natural Gas Storage	18,749	20,917	58,427	40,634
Energy Services	563,843	252,704	1,637,228	717,928
Development & Logistics	7,362	4,918	23,609	21,134
Intersegment eliminations	(8,213)	(1,805)	(23,884)	(11,022)

Total costs and expenses	$653,261	$347,479	$1,906,852	$1,079,944

Depreciation and amortization:
Pipeline Operations	$9,950	$9,394	$29,361	$28,695
Terminalling & Storage	2,562	1,967	7,584	5,852
Natural Gas Storage	1,764	1,346	5,296	4,272
Energy Services	1,430	1,070	3,982	3,192
Development & Logistics	471	476	1,384	1,397

Total depreciation and amortization	$16,177	$14,253	$47,607	$43,408

Adjusted EBITDA:
Pipeline Operations	$62,810	$55,761	$178,241	$169,820
Terminalling & Storage	26,835	19,807	79,974	48,186
Natural Gas Storage	5,835	10,265	18,584	27,806
Energy Services	4,635	7,054	4,440	15,118
Development & Logistics	2,007	2,293	3,490	5,548

Adjusted EBITDA	$102,122	$95,180	$284,729	$266,478

Capital additions, net: (2)
Pipeline Operations	$7,761	$8,252	$22,013	$20,813
Terminalling & Storage	8,495	3,165	16,116	15,186
Natural Gas Storage	4,174	5,978	7,466	18,884
Energy Services	771	1,171	2,835	2,973
Development & Logistics	502	418	845	947

Total capital additions, net	$21,703	$18,984	$49,275	$58,803

Summary of capital additions, net: (2)
Maintenance capital expenditures	$9,318	$4,096	$18,513	$11,869
Expansion and cost reduction	12,385	14,888	30,762	46,934

Total capital additions, net	$21,703	$18,984	$49,275	$58,803

(1)	Includes depreciation and amortization. 2009 periods include asset impairment expense and reorganization expense.

(2)	Amounts exclude accruals for capital expenditures.

Buckeye Partners, L.P. — 2010 Third Quarter Earnings	Page 7
BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA — Continued
(In thousands)
(Unaudited)

	September 30,	December 31,
Key Balance Sheet information:	2010	2009
Cash and cash equivalents	$13,302	$34,599
Long-term debt	1,441,287	1,498,970

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Operating data:
Pipeline Operations Throughput (b/d - 000s):
Gasoline	663.9	666.9	647.4	661.7
Jet fuel	350.7	350.0	337.5	342.9
Diesel fuel	237.0	199.9	229.2	205.0
Heating oil	35.0	33.6	61.4	72.0
LPGs	16.7	17.7	19.5	17.0
NGLs	—	9.6	—	17.1
Other products	3.3	5.0	2.6	9.4

Total Pipeline Operations Throughput	1,306.6	1,282.7	1,297.6	1,325.1

Pipeline Average Tariff (Cents/bbl.)	75.7	74.2	73.7	72.0

Terminal Throughput (b/d - 000s) (1)	566.2	472.0	564.2	470.8

Product sales (in millions of gallons)	278.0	138.5	780.0	455.5

(1)	Reported quantities exclude transfer volumes, which are non-revenue generating transfers among our various terminals, and include volumes from the Albany terminal. Previously reported 2009 amounts included transfer volumes and excluded volumes from the Albany terminal.

Buckeye Partners, L.P. — 2010 Third Quarter Earnings	Page 8
BUCKEYE PARTNERS, L.P.
SELECTED FINANCIAL AND OPERATING DATA
Non-GAAP Reconciliations
(In thousands, except per unit amounts and coverage ratio)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009

Adjusted EBITDA:
Net income attributable to Buckeye Partners, L.P.	$61,163	$57,889	$165,283	$63,278
Interest and debt expense	22,014	20,543	64,825	53,780
Income tax expense (benefit)	230	(391)	(435)	(263)
Depreciation and amortization	16,177	14,253	47,607	43,408

EBITDA	99,584	92,294	277,280	160,203
Non-cash deferred lease expense	1,059	1,125	3,176	3,375
Non-cash unit-based compensation expense	1,479	765	4,273	1,251
Asset impairment expense	—	—	—	72,540
Reorganization expense	—	996	—	29,109

Adjusted EBITDA	$102,122	$95,180	$284,729	$266,478

Distributable Cash Flow:
Net income attributable to Buckeye Partners, L.P.	$61,163	$57,889	$165,283	$63,278
Depreciation and amortization	16,177	14,253	47,607	43,408
Non-cash deferred lease expense	1,059	1,125	3,176	3,375
Non-cash unit-based compensation expense	1,479	765	4,273	1,251
Asset impairment expense	—	—	—	72,540
Reorganization expense	—	996	—	29,109
Non-cash senior administrative charge	—	—	—	475
Maintenance capital expenditures	(9,318)	(4,096)	(18,513)	(11,869)

Distributable cash flow	$70,560	$70,932	$201,826	$201,567

Distributions for Coverage Ratio (1)	$63,831	$59,859	$188,611	$176,719

Coverage Ratio	1.11	1.18	1.07	1.14

(1) Represents cash distributions declared for respective periods.

Net income allocated to limited partners (before special charges):
Net income as reported		$59,593		$67,442
Add: Asset impairment expense		—		72,540
Add: Reorganization expense		996		29,109

Net income (as adjusted)		60,589		169,091
Less: Net income attributable to noncontrolling interests (as adjusted)		(1,711)		(4,377)

Net income attributable to Buckeye Partners, L.P. (as adjusted)		$58,878		$164,714

Net income allocated to limited partners (as adjusted)		$46,631		$128,870

Earnings per limited partner unit-diluted (as adjusted):
Earnings per limited partner unit-diluted (as adjusted):		$0.90		$2.55

Operating income before special charges:
Operating income		$75,965		$111,560
Asset impairment expense		—		72,540
Reorganization expense		996		29,109

Operating income before special charges		$76,961		$213,209